Exhibit 10.3

THIS WARRANT AND ANY SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

DUSKA THERAPEUTICS, INC
WARRANT AGREEMENT

VOID AFTER 5:00 P.M. NEW YORK TIME, SEPTEMBER 30, 2015

Issue Date:  October 1, 2008

1. Basic Terms.  This Warrant Agreement (the “Warrant”) certifies that, for value received, the registered holder specified below or its registered assigns (“Holder”) is the owner of a warrant of Duska Therapeutics, Inc., a Nevada corporation having its principal place of business at 470 Nautilus Street, Suite 300, La Jolla, CA 92037 (the “Corporation”), subject to adjustments as provided herein, to purchase up to 562,276 shares of the Common Stock, $.01 par value, of the Corporation (the “Common Stock”) from the Corporation at the price per share shown below (the “Exercise Price”), of which 140,569 shall vest immediately and the remainder shall vest pro rata on a monthly basis over the thirty six period beginning on the issue date, unless terminated in accordance with the provisions of Section 16 hereof.

Holder:	Joshua Hare

Exercise Price per share:	$.75

Except as specifically provided otherwise, all references in this Warrant to the Exercise Price and the number of shares of Common Stock purchasable hereunder shall be to the Exercise Price and number of shares after any adjustments are made thereto pursuant to this Warrant.

2. Corporation’s Representations/Covenants.  The Corporation represents and covenants that the shares of Common Stock issuable upon the exercise of this Warrant shall at delivery be fully paid and non-assessable and free from taxes, liens, encumbrances and charges with respect to their purchase. The Corporation shall take any necessary actions to assure that the par value per share of the Common Stock is at all times equal to or less than the then current Exercise Price per share of Common Stock issuable pursuant to this Warrant.  The Corporation shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights of outstanding convertible securities, options and warrants of the Corporation, including this Warrant.

3. Method of Exercise; Fractional Shares.  This Warrant is exercisable, in whole or in part, with respect to the portion that has vested by surrendering this Warrant, on any business day during the period (the “Exercise Period”) beginning the business day after the vesting date and ending at 5:00 p.m. (New York time) on September 30, 2015. This Warrant may not be exercised for fewer than 5,000 shares per exercise, as adjusted to reflect stock dividends, stock splits, and other comparable changes, or if it would cause the Holder to beneficially own more than 4.99% of the outstanding Common Stock of the Company (unless the Holder gives at least 90 days written notice to the Corporation that it does not wish to be governed by the 4.99% limitation).  To exercise this Warrant, the Holder shall surrender this Warrant or a portion thereof at the principal office of the Corporation or that of the duly authorized and acting transfer agent for its Common Stock, together with the executed exercise form (substantially in the form of that attached hereto) and together with (i) payment for the Common Stock purchased under this Warrant or (ii) notice of a cashless exercise in which case the Company shall, without any payment on the part of the Holder, deliver to the Holder the number of shares of Common Stock equal to the difference between (x) the number of shares of Common Stock  being exercised and (y) the result derived from the (I) product of the warrant price and the number of shares of Common Stock being exercised divided by (II) the per share market price on the Common Stock.  The principal office of the Corporation is located at the address specified on the signature page of this Warrant; provided, however, that the Corporation may change its principal office upon notice to the Holder.  Payment shall be made by check payable to the order of the Corporation or by wire transfer.  This Warrant is not exercisable with respect to a fraction of a share of Common Stock.  In lieu of issuing a fraction of a share remaining after exercise of this Warrant as to all full shares covered by this Warrant, the Corporation shall either at its option (a) pay for the fractional share cash equal to the same fraction at the fair market price for such share; or (b) issue scrip for the fraction in the registered or bearer form which shall entitle the Holder to receive a certificate for a full share of Common Stock on surrender of scrip aggregating a full share.

4. Dissolution, Liquidation and Adjustments.  In case of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation (other than in connection with a reorganization, consolidation, merger, or other transaction) is at any time proposed, the Corporation shall give at least thirty days prior written notice to the Holder.  Such notice shall contain:  (a) the date on which the transaction is to take place; (b) the record date (which shall be at least thirty (30) days after the giving of the notice) as of which holders of Common Stock will be entitled to receive distributions as a result of the transaction;

(c) a brief description of the transaction, (d) a brief description of the distributions to be made to holders of Common Stock as a result of the transaction; and (e) an estimate of the fair value of the distributions. On the date of the transaction, if it actually occurs, this Warrant and all rights under this Warrant shall terminate.  If the Corporation with respect to the Common Stock pays a dividend in shares of Common Stock or securities convertible into shares of Common Stock, subdivides outstanding shares of Common Stock, combines outstanding shares of Common Stock into smaller number of shares or issues by reclassification of common stock any shares of capital stock of the Corporation then the exercise price in effect shall be adjusted such that the holder shall be entitles to receive the number and kind of shares of Common Stock or other capital stock of the Corporation that it would have owned immediately after the happening of any of these events described above as if this Warrant had converted immediately prior to the happening of such event.

5. Rights of Holder.  The Corporation shall deliver to the Holder all notices and other information provided to its holders of shares of Common Stock or other securities which may be issuable hereunder concurrently with the delivery of such information to the holders.  This Warrant does not entitle the Holder to any voting rights or, except for the foregoing notice provisions, any other rights as a shareholder of the Corporation.  No dividends are payable or will accrue on this Warrant or the shares of Common Stock purchasable under this Warrant until, and except to the extent that, this Warrant is exercised.  Upon the surrender of this Warrant and payment of the Exercise Price as provided above, the person or entity entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the record holder of such shares as of the close of business on the date of the surrender of this Warrant for exercise as provided above.  Upon the exercise of this Warrant, the Holder shall have all of the rights of a shareholder in the Corporation.

6. Exchange for Other Denominations. This Warrant is exchangeable, on its surrender by the Holder to the Corporation, for a new Warrant of like tenor and date representing in the aggregate the right to purchase the balance of the number of shares purchasable under this Warrant in denominations and subject to restrictions on transfer contained herein, in the names designated by the Holder at the time of surrender.

7. Substitution.  Upon receipt by the Corporation of evidence satisfactory (in the exercise of reasonable discretion) to it of the ownership of and the loss, theft or destruction or mutilation of the Warrant, and (in the case or loss, theft or destruction) of indemnity satisfactory (in the exercise of reasonable discretion) to it, and (in the case of mutilation) upon the surrender and cancellation thereof, the Corporation will issue and deliver, in lieu thereof, a new Warrant of like tenor.

8. Restrictions on Transfer; Registration Rights. (a) Neither this Warrant nor the shares of Common Stock issuable on exercise of this Warrant have been registered under the Securities Act or any other securities laws (the “Acts”).  Neither this Warrant nor the shares of Common Stock purchasable hereunder may be sold, transferred, pledged or hypothecated in the absence of (a) an effective registration statement for this Warrant or Common Stock purchasable hereunder, as applicable, under the Acts, or

(b) an opinion of counsel reasonably satisfactory to the Corporation that registration is not required under such Acts.  If the Holder seeks an opinion as to transfer without registration from Holder’s counsel, the Corporation shall provide such factual information to Holder’s counsel as Holder’s counsel reasonably requests for the purpose of rendering such opinion.  Each certificate evidencing shares of Common Stock purchased hereunder will bear a legend describing the restrictions on transfer contained in this paragraph unless, in the opinion of counsel reasonably acceptable to the Corporation, the shares need no longer to be subject to the transfer restrictions.

(b)  Piggyback Registration.  If at any time or from time to time, the Corporation shall determine to register all of its securities not previously registered which are outstanding on the date hereof,  for the  account  of a  security  holder  other  than  a registration  relating solely to employee  benefit plans, the Corporation  will:

(i)  promptly give  to the holder written  notice thereof ; and

(ii)  include in such  registration  (and any related qualification under blue sky laws or other compliance),  and in any underwriting involved therein, all the Common Stock  specified in a written request or requests made within  twenty (20) days after  receipt of such written  notice from Corporation by the holder

   (A)            If the Securities and Exchange Commission (“SEC”) issues a comment letter with respect to the offering limiting the total number of shares which may be registered without it being deemed to be a primary offering, the number of shares of common stock to be registered for holder shall be reduced pro rata with all other selling stockholders.

(B)           If the registration for which Corporation gives notice is a registered public offering involving an underwriting, the Corporation shall so advise the holder as a part of the written notice given pursuant to paragraph (b) above.  In such event, the right of the holder to registration pursuant to this Agreement shall be conditioned upon the inclusion of the holder shares in the underwriting to the extent provided herein and to the extent permitted by the underwriter, in its sole discretion.  The holder shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Corporation.

(C)           The Corporation shall use commercially reasonable efforts to maintain the effectiveness of a registration statement (on Form S-1 or Form S-3) until the earlier of (i) the sale of all the shares held by the holder or (ii) 12 months from the effective date of the registration statement.

(D)           The Corporation shall not be obligated to register any securities of the holder if the shares may be sold, at the time of registration pursuant to Rule 144 of the Securities Act of 1933.

9. Transfer.  Except as otherwise provided in this Warrant, this Warrant is transferable only on the books of the Corporation by the Holder in person or by attorney, on surrender of this Warrant, properly endorsed.

10. Recognition of Holder.  Prior to due presentment for registration of transfer of this Warrant, the Corporation shall treat the Holder as the person exclusively entitled to receive notices and otherwise to exercise rights under this Warrant.  All notices required or permitted to be given to the Holder shall be in writing and shall be given by first class mail, postage prepaid, addressed to the Holder at the address of the Holder appearing in the records of the Corporation.

11. Payment of Taxes. The Corporation shall pay all taxes and other governmental charges, other than applicable income taxes, that may be imposed with respect to the issuance of shares of Common Stock pursuant to the exercise of this Warrant.

12. Headings.  The headings in this Warrant are for purposes of convenience in reference only, shall not be deemed to constitute a part of this Warrant and shall not affect the meaning or construction of any of the provisions of this Warrant.

13. Miscellaneous.  This Warrant may not be changed, waived, discharged or terminated except by an instrument in writing signed by the Corporation and the Holder.  This Warrant shall inure to the benefit of and shall be binding upon the successors and assigns of the Corporation.

14. Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to its principles governing conflicts of law.

15. Assignment.  This Warrant may not be assigned by the Holder without the consent of the Corporation, except that the Holder may assign this Warrant without the Corporation’s consent if such assignment is to the Holder’s heirs, spouse or entities controlled by the Holder.

16. Termination.If Joshua Hare’s engagement as a consultant to the Corporation is terminated by the Corporation for cause or he terminates his engagement as a consultant for any reason, the portion of this warrant originally issued to him by the Corporation that has vested may be exercised, in Holder’s sole and absolute discretion, within 90 days of such termination and after such 90 days shall be null and void and the portion that has not vested at the time of such termination shall be null and void. If Joshua Hare is terminated as a consultant by the Corporation without cause, then the warrants originally issued to him shall immediately vest in full so long as the Corporation is actively engaged in the development of heart failure drugs using the intellectual property licensed from Duke University and Johns Hopkins University pursuant to the terms of the License Agreement dated as of May 28, 2008 or the Corporation is actively engaged in the development of any technology in which Joshua Hare is a named inventor (including technology licensed from Duke University, Johns Hopkins University, The University of Miami or Joshua Hare).

If at the time of such termination by the Corporation without cause, the Corporation is no longer engaged in the development of heart failure drugs using the intellectual property licensed from Duke University and Johns Hopkins University or other drugs in which Joshua Hare is a named inventor then the unvested portion of the warrant shall not vest.

DUSKA THERAPEUTICS, INC.

By:
James S. Kuo
Chief Executive Officer

DUSKA THERAPEUTICS, INC.
Form of Transfer

(To be executed by the Holder to transfer the Warrant)

For value received the undersigned registered holder of the attached Warrant hereby sells, assigns, and transfers the Warrant to the Assignee(s) named below:

Names of Assignee	Address	Taxpayer ID No.	Number of shares subject to transferred Warrant

The undersigned registered holder further irrevocably appoints ____________________ _______________________________ attorney (with full power of substitution) to transfer this Warrant as aforesaid on the books of the Corporation.

Date:
Signature

DUSKA THERAPEUTICS, INC.
Exercise Form

(To be executed by the Holder to purchase
Common Stock pursuant to the Warrant)

    The undersigned holder of the attached Warrant hereby: (1) irrevocably elects to exercise purchase rights represented by such Warrant for, and to purchase, ___________ shares of Common Stock of Duska Therapeutics, Inc, a Nevada corporation, and encloses a check or has wired payment of $________________ therefor; (2) requests that a certificate for the shares be issued in the name of the undersigned; and (3) if such number of shares is not all of the shares purchasable under this Warrant, that a new Warrant of like tenor for the balance of the remaining shares purchasable under this Warrant be issued.

Date:
Signature